UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): September 29, 2005

HAWAIIAN HOLDINGS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-31443	71-0879698
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

3375 Koapaka Street, Suite G-350, Honolulu, HI 96819

(Address of Principal Executive Offices) (Zip Code)

(808) 835-3700

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17  CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR  240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the  Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the  Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On September 29, 2005, the Board of Directors of Hawaiian Holdings, Inc. (the “Company”) appointed Eric Nicolai as a new director of the Company.  Mr. Nicolai is the designee of the Air Line Pilots Association (the “ALPA”).  The ALPA, as the sole holder of record of one (1) share of the Company’s Series D Special Preferred Stock, is entitled, under the Company’s Amended By-Laws, to fill the vacancy of the Series D Nominated Director (as defined in Section 3.2(d) of the Company’s Amended By-Laws).  The ALPA has selected Mr. Nicolai to be the Series D Nominated Director.

The Board of Directors has not named Mr. Nicolai to any committee of the Board of Directors.

Mr. Nicolai and his wife, Brenda Mae-Esoha Nicolai, are employed by Hawaiian Airlines, Inc., a wholly owned subsidiary of the Company as a pilot and flight attendant, respectively.  The 2004 salaries of Mr. Nicolai and his wife were $185,532 and $40,511, respectively.

Except as disclosed above, there are no transactions in which Mr. Nicolai has an interest requiring disclosure under Item 404(a) of Regulation S-K.

Item 5.03.  Amendments to Article of Incorporation or Bylaws; Change in Fiscal Year

On September 30, 2005, the Company filed with the Secretary of State of the State of Delaware a Certificate of Elimination eliminating the Company’s Series E Preferred Stock, par value $0.01 per share (the “Series E Preferred Stock”). The elimination of the Company’s Series E Preferred Stock was approved by the Company’s Board of Directors on September 29, 2005 and did not require a vote of stockholders.  No shares of the Company’s Series E Preferred Stock were ever issued and none were issued and outstanding on the date that the Board of Directors approved the elimination of the Company’s Series E Preferred Stock or on the date that the Company filed the Certificate of Elimination.  The Certificate of Elimination is attached as Exhibit 3.1 hereto.

Item 9.01.  Financial Statements and Exhibits

(d) Exhibits.

3.1                                 Certificate of Elimination of the Series E Preferred Stock of Hawaiian Holdings, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 4,  2005

HAWAIIAN HOLDINGS, INC.

By:	/s/ Randall L. Jenson
Name: Randall L. Jenson
Title: Chief Financial Officer and Treasurer

EXHIBIT INDEX

3.1	Certificate of Elimination of the Series E Preferred Stock of Hawaiian Holdings, Inc.